Exhibit 99.1

October 16, 2015

COMPANY CONTACT:
FutureFuel Corp.
Paul M. Flynn
(314) 854-8385 www.futurefuelcorporation.com

FutureFuel to Hold Third Quarter 2015 Earnings Conference Call on November 11, 2015

Clayton, Mo. (October 16, 2015) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, announced today that it will release third quarter 2015 financial results after market close on Tuesday, November 10, 2015. FutureFuel management will host an investment-community conference call on Wednesday, November 11, 2015 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss financial results and provide a corporate update.

Individuals interested in participating in the conference call may do so by dialing (877) 251-1860 for domestic callers, or (224) 357-2386 for international callers. Those individuals interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of FutureFuel’s website at www.ir.futurefuelcorporation.com. The conference ID number is 63412069.

A replay of the webcast and call will begin approximately two hours after the live call has ended. The webcast replay will be available for 90 days under Events and Presentations in the Investor Relations section of FutureFuel’s website. The telephone replay will be available for 48 hours by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom manufacturing”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes a bleach activator for a major detergent manufacturer, a proprietary herbicide and intermediates for a major life sciences company, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment involves predominantly the production of biodiesel. Please visit www.futurefuelcorporation.com for more information.

# # #